EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Sybron Dental Specialties, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-59228) on Form S-3 and the registration statements (Nos. 333-50154, 333-50156, 333-84628, and 333-105181) on Form S-8 of Sybron Dental Specialties, Inc. of our reports dated December 13, 2005, with respect to the consolidated balance sheets of Sybron Dental Specialties, Inc. and subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows and related financial statement schedule for each of the years in the three-year period ended September 30, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2005, and the effectiveness of internal control over financial reporting as of September 30, 2005, which reports appear in the September 30, 2005 annual report on Form 10-K of Sybron Dental Specialties, Inc.

/s/    KPMG LLP

Costa Mesa, California

December 14, 2005